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                                                                    EXHIBIT 15.1

LETTER RE: UNAUDITED FINANCIAL INFORMATION

The Board of Directors
PacifiCare Health Systems, Inc.

We are aware of the incorporation by reference in the Registration Statement (Form S-8) of PacifiCare Health Systems, Inc. (the Company) for the registration of 2,600,000 shares of its common stock of our reports dated May 1, 2001 and July 31, 2001 relating to the unaudited condensed consolidated interim financial statements of the Company that are included in its Forms 10-Q for the quarters ended March 31, 2001 and June 30, 2001.


Irvine, California                             /s/ ERNST & YOUNG LLP
October 19, 2001                               ---------------------
                                                   Ernst & Young LLP